UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 17, 1999

                        Investment Properties Associates
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             (Exact name of registrant as specified in its charter)

          New York                       0-5537                 13-2647723
          --------                       ------                 ----------
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)           Identification No.)

60 East 42nd Street, New York, New York                            10165
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code   (212) 687-6400

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          (Former name or former address, if changed since last report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On December 16, 1999, the Company signed a contract to sell its undivided fifty percent interest as a tenant in common in 1328 Broadway, New York, New York to 1328 Broadway Associates, LLC, a Delaware limited liability company, for $43,500,000. The closing is expected to occur in January, 2000.

A Company spokesman said that in the event the closing is consummated, the sale proceeds will be used to first pay mortgage debt, closing costs and other commitments, aggregating approximately $7,000,000. After completing a final accounting and establishing a record date for holders of participations of limited partnership interests, the Company anticipates that it will make a special distribution shortly thereafter of the net proceeds.

One-half of the net proceeds from the sale will be distributed to the general and special limited partners and one-half to the holders of its participations of limited partnership interests in accordance with the Company's partnership agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

     Exhibit No.       Description
     -----------       -----------
     Exhibit 10        Agreement, between the Company and
                       1328 Broadway Associates, LLC, a Delaware limited liability company, dated December 16, 1999

     Exhibit 99        Press Release of Company, dated December 16, 1999







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

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INVESTMENT PROPERTIES ASSOCIATES

                                     BY /s/ Irving Schneider
                                        ---------------------------------
                                        Irving Schneider, General Partner

Date: December 17, 1999











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